Exhibit 3.2

THIRD AMENDED AND RESTATED BY-LAWS

OF

1347 PROPERTY INSURANCE HOLDINGS, INC.

ARTICLE I

STOCKHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof. The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting.

SECTION 2. SPECIAL MEETINGS. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock (as defined in the Certificate), special meetings of the stockholders of the Corporation shall be called (i) by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, or (ii) by the Chief Executive Officer, the President or the Secretary at the written request of any person or persons holding of record not less than fifty percent (50%) of the total number of shares of stock of the Corporation entitled to vote on any issue contemplated to be considered at such proposed special meeting, which written request shall state with specificity the purpose or purposes of such meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

SECTION 3. NOTICE OF MEETINGS; ADJOURNMENTS. Except as otherwise provided by law, notice of each meeting, whether annual or special, shall be given not less than 10 days nor more than 60 days before the meeting, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the General Corporation Law of the State of Delaware (the “DGCL”)) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public announcement with respect to any such meeting has been sent or made pursuant to Section 4 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 4 of this Article I of these By-laws.

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When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or these By-laws, is entitled to such notice.

SECTION 4. NOTICE OF STOCKHOLDER BUSINESS.

(a) ANNUAL MEETING.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered by the stockholders may be made at an Annual Meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 4 of this Article I of these By-laws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this Section 4 of this Article I of these By-laws. In addition to the other requirements set forth in these By-laws, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under the DGCL.

(2) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 4 of this Article I of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to the scheduled date of such Annual Meeting or the 10th day following the day on which public announcement of the date of such Annual Meeting is first made or sent by the Corporation. Such stockholder’s notice shall set forth:

(a) (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) such person’s name, age, business address and, if known, residence address, (B) such person’s principal occupation or employment, (C) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (E) any other information concerning such person that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (E) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (F) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (G) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials).

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Not later than 10 days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (a)(i)(A)-(E) and (ii)(A)-(E) of the preceding paragraph shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and applicable stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 4(a)(2)(a) of this Article I of these By-laws if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 4 of this Article I of these By-laws.

(b) (i) As to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the exact text of the proposed amendment), (C) the reasons for conducting such business at the meeting, and (D) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such other stockholders; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (C) description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business, (D) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (G) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (H) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).

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Not later than 10 days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (b)(i)(C)-(D) and (b)(ii)(A)-(F) of the preceding paragraph shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. A stockholder shall not have complied with this Section 4(a)(2)(b) of this Article I of these By-laws if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 4 of this Article I of these By-laws.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 4 of this Article I of these By-laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 4 of this Article I of these By-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) GENERAL.

(1) Only such persons who are nominated at an Annual Meeting in accordance with the provisions of this Section 4 of this Article I of these By-laws shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of this Section 4 of this Article I of these By-laws. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 4 of this Article I of these By-laws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this Section 4 of this Article I of these By-laws, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this Section 4 of this Article I of these By-laws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of this Section 4 of this Article I of these By-laws, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.

(2) For purposes of this Section 4 of this Article I of these By-laws, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Businesswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 4 of this Article I of these By-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4 of this Article I of these By-laws. Nothing in this Section 4 of this Article I of these By-laws shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 6. QUORUM. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders, unless or except to the extent that the presence of a larger number may be required by these By-laws, the Certificate or by applicable law. Broker non-votes and abstentions are considered as present for purposes of establishing a quorum but shall not be considered as votes cast for or against a proposal or director nominee. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3 of this Article I of these By-laws. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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SECTION 7. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the DGCL, filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.

SECTION 8. NO ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called Annual Meeting or a special meeting of such holders and, except as expressly provided for in the Certificate, may not be effected by any consent in writing by such stockholders.

SECTION 9. ACTION AT MEETING. When a quorum is present at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast on the election of directors. Abstentions and broker non-votes shall not be counted as votes cast. A direction to “withhold authority” with respect to a nominee shall be treated as a vote cast against the election of such nominee. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation or any Subsidiary (as defined in Article V of these By-laws) of the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

SECTION 10. STOCKHOLDER LISTS. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 11. PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 3 and 6 of this Article I of these By-laws. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the presiding officer of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the presiding officer shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

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SECTION 12. INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

ARTICLE II

DIRECTORS

SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.

SECTION 2. NUMBER AND TERMS. Subject to all the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The ~~directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as reasonably may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2015, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2016, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2017. At each annual meeting of stockholders, directors elected to succeed those~~ successors of the directors whose terms expire ~~shall be elected for~~ at the 2019 annual meeting of stockholders shall serve a term of office to expire at the ~~third succeeding~~ 2020 annual meeting of stockholders ~~after~~. At the 2020 annual meeting of stockholders, the successors of the directors whose terms expire at that meeting shall serve a term of office to expire at the 2021 annual meeting of stockholders. At the 2021 annual meeting of stockholders, and at each annual meeting of stockholders thereafter, the successors of the directors whose terms expire at each such meeting shall serve a term of office expiring at the annual meeting of stockholders next following their election. Notwithstanding the foregoing, the directors elected ~~to each class~~ shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of the Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

SECTION 3. QUALIFICATION. No director need be a stockholder of the Corporation.

SECTION 4. VACANCIES. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any and all vacancies in the Board of Directors, however occurring, including, without limitation, newly-created directorships by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the remaining directors then in office, even if less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which ~~the~~ their term of office ~~of the class to which they have been chosen~~ expires or until such directors’ successors shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors then in office, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

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SECTION 5. REMOVAL. ~~Any~~ Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, ~~but only for~~ with or without cause ~~and only~~, by the affirmative vote of the holders of shares representing at least a majority of the ~~votes that would be entitled to be cast on such matter by the then-outstanding shares of all classes and series of capital stock of the Corporation at any annual or special meeting of stockholders, voting together as a single class. At least 45 days prior to any meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.~~ voting power of the outstanding shares then entitled to vote for the election of directors.

SECTION 6. RESIGNATION. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 7. REGULAR MEETINGS. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7 of this Article II of these By-laws, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.

SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

SECTION 9. NOTICE OF MEETINGS. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 10. QUORUM. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.

SECTION 11. ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

SECTION 12. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

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SECTION 13. MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.

SECTION 14. COMMITTEES. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number one or more committees and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, the majority of members of any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep minutes of its meetings and shall report its action to the Board of Directors.

SECTION 15. COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof. Nothing contained in these By-laws shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to the Corporation in such other capacity.

ARTICLE III

OFFICERS

SECTION 1. ENUMERATION. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

SECTION 2. ELECTION. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

SECTION 3. QUALIFICATION. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

SECTION 4. TENURE. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

SECTION 5. RESIGNATION. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 6. REMOVAL. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

SECTION 7. ABSENCE OR DISABILITY. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

SECTION 8. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 9. PRESIDENT. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

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SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

SECTION 11. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

SECTION 12. VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 13. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 14. SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 15. OTHER POWERS AND DUTIES. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

ARTICLE IV

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

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SECTION 2. TRANSFERS. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation (a) with respect to certificated shares, by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require, or (b) with respect to uncertificated shares, upon delivery of a instruction duly executed, and with such proof of authenticity of the signature as the Corporation or its transfer agent may reasonably require, in each case as well as payment of all taxes thereon.

SECTION 3. RECORD HOLDERS. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

SECTION 4. RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and (b) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

ARTICLE V

INDEMNIFICATION

SECTION 1. DEFINITIONS. For purposes of this Article:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of his Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

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(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to Indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

SECTION 3. INDEMNIFICATION OF NON-OFFICER EMPLOYEES. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

SECTION 4. GOOD FAITH. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

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SECTION 5. ADVANCEMENT OF EXPENSES TO DIRECTORS AND OFFICERS PRIOR TO FINAL DISPOSITION.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director or Officer in connection with any Proceeding in which such Director or Officer is involved by reason of such Director’s or Officer’s Corporate Status within 10 days after the receipt by the Corporation of a written statement from such Director or Officer requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director or Officer and shall be preceded or accompanied by an undertaking by or on behalf of such Director or Officer to repay any Expenses so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director or Oficer is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director or Officer is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 6. ADVANCEMENT OF EXPENSES TO NON-OFFICER EMPLOYEES PRIOR TO FINAL DISPOSITION.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 7. CONTRACTUAL NATURE OF RIGHTS.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification of Expenses hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of Prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

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(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

SECTION 8. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

SECTION 9. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

ARTICLE VI

DIVIDENDS

SECTION 1. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, at the sole discretion of the Board of Directors.

SECTION 2. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

SECTION 4. VOTING OF SECURITIES. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

SECTION 5. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

SECTION 6. CORPORATE RECORDS. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

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SECTION 7. CERTIFICATE. All references in these By-laws to the “Certificate” shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.

SECTION 8. AFFIDAVIT OF MAILING OR TRANSMISSION. An affidavit of mailing or transmission, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

SECTION 9. ELECTRONIC TRANSMISSION. When used in these By-laws and when permitted by applicable law, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail, and “address” shall include the recipient’s electronic address for such purposes.

SECTION 10. ADDRESS UNKNOWN. If the address of a stockholder or Director be unknown, notice to such person may be sent to the principal executive office of the Corporation.

SECTION 11. AMENDMENT OF BY-LAWS. These By-laws may be altered, amended or repealed, in whole or in part, or new By-laws may be adopted by the Board or by the stockholders as expressly provided in the Certificate.

Adopted and effective as of December 17, 2019.

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